EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our Report of Independent Auditors dated February 19, 1999 which appears in Valley Ridge Financial Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998.

s/Crowe, Chizek and Company LLP
Crowe, Chizek and Company LLP

Grand Rapids, Michigan December 30, 1999